                                                                   Exhibit 10.40

                SIXTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

     THIS SIXTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "Agreement"), dated as of the 8th day of August, 1997, is made by and between GABLES AT FARMINGTON ASSOCIATES, a Connecticut general partnership ("Seller"), with an office in care of Allegis Realty Investors, LLC, 242 Trumbull Street, Hartford, Connecticut 06103-1205 and BROOKDALE LIVING COMMUNITIES, INC., a Delaware corporation ("Purchaser") with an office at 77 West Wacker Drive, Suite 3900, Chicago, IL 60601.

                                   RECITALS:

     Seller and Purchaser have entered into that certain Purchase and Sale Agreement dated as of June 11, 1997 with respect to that certain improved real property commonly known as The Gables at Farmington located at 20 Devonwood Drive, Farmington, Connecticut along with certain related personal and intangible property, as amended by First Amendment to Purchase and Sale Agreement dated as of July 3, 1997, as further amended by Second Amendment to Purchase and Sale Agreement dated as of July 16, 1997, as further amended by Third Amendment to Purchase and Sale Agreement dated as of July 23, 1997, as further amended by Fourth Amendment to Purchase and Sale Agreement dated as of July 30, 1997 and as further amended by Fifth Amendment to Purchase and Sale Agreement dated as of August 5, 1997 (as amended, the "Purchase Agreement").

     NOW, THEREFORE, in consideration of the foregoing, of the covenants, promises and undertakings set forth herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser agree to amend the Purchase Agreement as follows:

     1. The Purchase Agreement is hereby amended to delete therefrom Section 2.2.1(b) in its entirety and to substitute therefor the following:

               (b) On or before the third business day following the earlier to occur of (i) issuance of a Certificate of Need with respect to the Property in the name of Purchaser, its nominee or designee, and (ii) receipt by Purchaser or the Connecticut Office of Health Care Access (with a copy received by Purchaser) of a letter from the holder of the Certificate of Need issued under DN 95-715, as modified under DN 97-709Ra, directing or agreeing to a transfer of said Certificate of Need to Purchaser, its nominee or designee, Purchaser shall make an additional deposit with the Title Company of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000) (the "Additional Deposit") (the Initial Deposit and, to the extent such deposits are made as of the applicable dates, the Additional Deposit, the First Extension Deposit and the Second Extension Deposit (as defined in Section 10.4), collectively shall be referred to hereinafter as "Deposit").
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     2.   Section 2.3 of the Purchase Agreement is hereby amended to delete the date "August 17, 1997" therefrom and to substitute therefor the following:
"October 17, 1997".

     3. The Purchase Agreement is hereby amended to delete therefrom Section 10.4(b) in its entirety and to substitute therefor the following: "(b) Intentionally Deleted".

     4. The Purchase Agreement is hereby amended to delete therefrom Section 10.4(c) and Section 10.4(d) in their entirety and to substitute therefor the following:

          (c) In the event Purchaser, despite diligent efforts, has failed to obtain the Regulatory Licenses on or before October 5, 1997, then on October 5, 1997, Purchaser shall notify Seller in writing (in either case, a "First Notice") (i) that Purchaser has waived the Regulatory License Condition and that subject only to the provisions of Section 9.10 hereof and Seller's compliance with Seller's obligations to be satisfied at the Closing. Purchaser will purchase the Property on October 17, 1997, or such earlier date as may be mutually agreed upon by Seller and Purchaser, without having obtained the Regulatory Licenses (in which case Purchaser shall hire an assisted living services agency to provide assisted living services to residential tenants of the Property following the Closing),
     (ii) that Purchaser is extending the Date of Closing for one thirty (30) day period (the "First Extension Period") solely for purposes of obtaining the Regulatory Licenses, or (iii) that Purchaser is terminating this Agreement; provided, however, in the event Purchaser elects to proceed under Section 10.4 (c)(ii), Purchaser shall deposit with the Title Company $100,000 (the "First Extension Deposit") on or before October 5, 1997. If Purchaser has failed to obtain the Regulatory Licenses on or before the October 5, 1997 and Purchaser fails to so send a First Notice, Purchaser shall be deemed to have elected to proceed under subparagraph 10.4(c)(ii). If Purchaser elects, or is deemed to have elected, to proceed under subparagraph 10.4(c)(ii) and fails to deposit with the Title Company the First Extension Deposit when required, then Seller may terminate this Agreement.

          (d) In the event that Purchaser properly exercises its option with respect to the First Extension Period and pays the First Extension Deposit, but fails, despite diligent efforts, to receive the Regulatory Licenses on or before November 7, 1997, then on November 7, 1997, Purchaser shall
     notify Seller in writing (in either case, a "Second Notice"):   (i)  that
     Purchaser has waived the Regulatory License Condition and that subject only to the provisions of Section 9.10 hereof and Seller's compliance with Seller's obligations to be satisfied at the Closing, Purchaser will purchase the Property on November 17, 1997 without having obtained the Regulatory Licenses (in which case Purchaser shall hire an assisted living services agency to provide assisted living services to residential tenants of the Property following the Closing), (ii) that Purchaser is
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     extending the Date of Closing until December 17, 1997, solely for purposes of obtaining the Regulatory Licenses, or (iii) that Purchaser is terminating this Agreement; provided, however, in the event Purchaser elects to proceed under clause (d)(ii), Purchaser shall deposit with the Title Company $100,000 (the "Second Extension Deposit") on or before November 7, 1997. If Purchaser has failed to obtain the Regulatory Licenses on or before the November 7, 1997 and Purchaser fails to so send a Second Notice, Purchaser shall be deemed to have elected to proceed under subparagraph 10.4(d)(ii). If Purchaser elects, or is deemed to have elected to proceed under subparagraph 10.4(d)(ii) and fails to deposit with the Title Company the Second Extension Deposit when required, then Seller may terminate this Agreement.

     5.  The Purchase Agreement is hereby amended to add thereto as a new
Section 10.5 the following:

     10.5 Rights of Old Farms Forest. Purchaser acknowledges that Old Farms Forest Associates, Limited Partnership ("Old Farms"), the general partner of Aetna Life Insurance Company ("Aetna") in Seller, has thirty (30) days after receipt of written notice of the terms of Purchaser's offer to purchase the Property (the "Terms") to exercise certain rights under the terms of Seller's partnership agreement. This Agreement and Seller's obligations hereunder are contingent upon Old Farms approving (or being deemed to have approved) the sale of the Property to Purchaser pursuant to the Terms within said thirty (30) day period. In the event that the contingency set forth in this Section 10.5 is not satisfied on or before the expiration of such thirty (30) day period, then either party may terminate this Agreement upon written notice delivered to the other party within five (5) business days after the date on which Seller notifies Purchaser that Old Farms is exercising its rights under Seller's partnership agreement. If such termination notice is given, this Agreement shall be deemed to have been terminated by Purchaser as of, and with notice deemed to have been given to Seller by Purchaser on or before, the Final Approval Date pursuant to Section 3.5.

          Seller agrees to cause Aetna to promptly send notice of the Terms to Old Farms. Promptly upon the expiration of said thirty (30) day period, or promptly after such earlier date, if any, that Aetna receives written notice of approval or exercise of Old Farm's rights pursuant to Seller's partnership agreement, Seller shall inform Purchaser of such approval, deemed approval or exercise.

     6.   The Purchase Agreement is hereby amended to add thereto as a new
Section 10.6 the following:
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          10.6  Letter of Map Amendment.  The parties acknowledge that a portion of the subject building lies within a special flood hazard area ("SHFA") as approximately shown on the Updated Survey. Seller has agreed, at its expense up to a maximum amount of $7,500, to cause R.M. Crossen &
     Associates ("Crossen")  to file an Application for Letter of Map Amendment
     - Single Structure in connection with such matter. In the event that the Federal Emergency Management Agency ("FEMA") determines that the subject building cannot be removed from the SHFA (a "Negative Determination"), then Purchaser shall be entitled to terminate this Agreement by giving notice of termination to Seller within five (5) business days after Purchaser receives notice of the Negative Determination ( "SHFA Termination Notice"). Promptly after the execution hereof, Purchaser shall instruct Crossen in writing to inform both Purchaser's and Seller's counsel of any Negative Determination by telephone and in writing after notice thereof (verbal or
     otherwise) is received by Crossen.   In the event that notice of a Negative
     Determination is sent directly by FEMA to Seller, Seller shall promptly provide a copy thereof to Purchaser.

           If the SHFA Termination Notice is timely given, Seller shall direct the Title Company promptly to return the Deposit to Purchaser and neither party shall have any further liability hereunder except for Purchaser's Indemnity Obligations set forth in Section 3.1.2 hereof.

     7.   The Purchase Agreement is hereby amended to add thereto as a new
Section 10.7 the following:

          10.7 Security Deposits. In performing its due diligence with respect to the Property, Purchaser has been unable to determine that Seller has in its security deposit account cash in an amount equal to all security deposits identified in the leases as having been deposited with Seller by residential tenants, together with accrued unpaid interest thereon required by Connecticut law. Purchaser and Seller shall use reasonable efforts to resolve the discrepancies on or before August 22, 1997. If Purchaser and Seller have not resolved such matter to their mutual satisfaction on or before said date, Purchaser shall be entitled to terminate this Agreement
     by giving written notice to Seller on or before said date.    If such
     notice is given, this Agreement shall be deemed to have been terminated by Purchaser as of, and with notice deemed to have been given to Seller by Purchaser on or before, the Final Approval Date pursuant to Section 3.5.

     8. The Term Sheet included in the Purchase Agreement is hereby amended to delete the date "August 17, 1997" which appears after the caption "Date of Closing" and to substitute therefor the following: "October 17, 1997".
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     9.   All references in the Purchase Agreement to "this Agreement" or "the
Agreement" shall mean the Purchase Agreement, as amended by this Agreement. All initial capitalized terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

     10. This Agreement shall be construed and enforced in accordance with the laws of the State of Connecticut.

     11. This Agreement shall be binding upon and inure to the benefit of Purchaser and Seller and their successors and permitted assigns.

     12. This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

     13. The Purchase Agreement, as amended hereby, remains in full force and effect and is hereby ratified and confirmed.

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     IN WITNESS WHEREOF, Purchaser and Seller have executed this Agreement on the date set forth below, effective as of the date set forth above.

                         SELLER:   GABLES AT FARMINGTON ASSOCIATES

                                   By: Aetna Life Insurance Company, a general partner

                                         By:  Day, Berry & Howard
                                              Its Attorneys

                                              By:  /s/ Rosemary G. Ayers
                                                   --------------------------
                                              Printed name: Rosemary G. Ayers
                                              Date: August 8, 1997

                      PURCHASER:   BROOKDALE LIVING COMMUNITIES, INC.


                                   By:  /s/ Darryl W. Copeland, Jr.
                                        -------------------------------
                                   Printed name: Darryl W. Copeland, Jr.
                                   Its: Executive Vice President
                                   Date: August 8, 1997

     An original, fully executed copy of this Agreement, has been received by the Title Company this ___ day of August, 1997, and by execution hereof the Title Company hereby covenants and agrees to be bound by the terms of this Agreement.

CHICAGO TITLE INSURANCE COMPANY

By:_________________________________
Printed name:_______________________
Its:________________________________